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                                                                  Exhibit 23.2



                      Albright, Persing & Associates, Ltd.

                          CERTIFIED PUBLIC ACCOUNTANTS
                          1025 Ridgeview Dr., Suite 300
                               Reno, Nevada 89509



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-51640, 333-48990, 333-38560, 333-32586, and 333-92119 on Form S-3 and
Registration Statement No. 333-44786 on Form S-8 of HomeSeekers.com, Incorporated of our report dated July 22, 1999 and August 4, 1999 on the consolidated statements of operations, stockholders' equity (deficit) and cash flows of HomeSeekers.com, Incorporated for the year ended June 30, 1999, appearing in this Annual Report on Form 10-K of HomeSeekers.com, Incorporated for the year ended June 30, 2001.

________________________________
ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
September 28, 2001